Exhibit 99.1

RETAINER AGREEMENT

THIS ATTORNEY FEE AGREEMENT and contract of engagement (hereinafter, the “Agreement”) is made and entered into by and between e.Digital Corporation, (hereinafter, referred to as “e.Digital”), and HANDAL & ASSOCIATES, INC. (hereinafter referred to as “Attorney”) effective on September 1, 2016. e.Digital and Attorney are hereinafter collectively referred to as “Parties.” Unless otherwise set forth herein, the term “Client” shall mean e.Digital.

I.	Scope of Engagement

e.Digital engages Attorney to represent it in connection with claims for damages, losses, and other appropriate relief arising out of claims (hereinafter referred to as “Claims”) against third parties who manufacture and/or sell products that infringe e.Digital’s Nunchi® Patent Portfolio.

The Nunchi® Patent Portfolio includes US Patent No’s: 8,311,522; 8,306,514; 8,311,523; 8,311,524; 8,315,618; 8,315,619; 9,002,331; or 9,178,983; along with all related continuations, continuations in part, patent applications and patents. The Parties acknowledge that the Nunchi® Patent Portfolio may grow with the addition of newly issues patents; all of which will be deemed to be a part of the Portfolio regardless of when they are added.

The scope of Attorney’s work will include, analyzing validity and infringement of the patents in the Nunchi® Patent Portfolio; investigating possible infringers; initiating and managing litigation against infringers; negotiating licenses. The scope of our engagement will also include simultaneously representing e.Digital in the defense of counterclaims and Inter Partes Reviews filed by defendants in cases we pursue on its behalf.

II.	Binding Effect

This Agreement supersedes and replaces all previous agreements between the Parties relating to the provision of legal services by Handal & Associates to e.Digital.

III.	Fees and Costs

It is specifically understood and agreed that, in addition to compensation for services as described herein, Client is responsible for reimbursing attorney for expenditures that have been approved and advanced on behalf of Client. Attorney will select expert witnesses, consultants and investigators that in Attorney’s judgment are necessary to aid in the preparation of Client’s Claims and will secure Client’s consent prior to engagement, deposition, and related travel expenses.

Expenses including, but not limited to, costs of investigation, photographic expenses, filing fees, service of process, deposition expenses, and fees for expert witnesses, if required shall be pre-approved by Client. Pre-approved expense items that have been advanced by Attorney shall be set forth in a monthly statement and must be reimbursed to Attorney as they are incurred.

IV.	Attorney’s Fees

Client acknowledges that it has been advised of the Firm’s usual and customary hourly rates for attorney’s employed by Handal & Associates.

Notwithstanding the foregoing, e.Digital and Handal & Associates have agreed that e.Digital will compensate the firm as follows:

a.	e.Digital will pay Handal & Associates a monthly flat fee of $22,500 payable on the first of every month commencing September 1, 2016 (the “Monthly Retainer”) so long as Attorney is simultaneously litigating ten (10) or fewer cases. Once the number of cases filed by Handal & Associates exceeds ten (10) the Parties agree to meet and discuss an increase in the amount of the Monthly Retainer to accommodate Attorney’s greater commitment to e.Digital’s litigation matters.

b.	The fee described herein is non-refundable, but creditable against future Attorney fee contingency recoveries as described below;

c.	In the event that Attorney is successful in recovering a license fee or settlement with a putative licensee/defendant or in collecting on any judgment, e.Digital shall compensate Handal & Associates, as a contingency fee recovery, an amount equal to Forty (40) percent of the Net Recovery less the balance of any remaining un-credited total Monthly Retainer paid to the firm;

d.	Net Recovery means the gross amount paid by a licensee/defendant pursuant to Attorney’s activities, less the amount of expenses paid and or advanced by e.Digital to Attorney or third parties;

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V.	Disputes

e.Digital specifically understands that the Attorney’s Fees and any other fee arrangement are not set by law but are negotiable between Attorney and e.Digital. Any dispute relating to payment of Attorney’s Fees will be submitted for mandatory fee arbitration before the San Diego County Bar Association pursuant to California Business and Professional Code Section 6200 et seq., or should that organization decline to arbitrate the dispute, before the State Bar of California pursuant to California Business and Professions Code Section 6200 et seq.

VI.	Responsibilities of Attorney and e.Digital

Attorney will perform the legal services called for under this Agreement, keep e.Digital informed of progress and developments, and respond promptly to e.Digital’s inquiries and communications. Attorney will provide copies to e.Digital of all significant documents, letters and other materials Attorney generates or receives. Attorney will follow the California Rules of Professional Conduct. For all documents requiring review and/or approval by e.Digital, Attorney will endeavor to send drafts to e.Digital at least 48 hours in advance of Court deadlines whenever possible.

Attorney is to make no settlement without the approval of e.Digital, who will have the absolute right to accept or reject any settlement. Attorney will notify e.Digital promptly of the terms of any settlement offer received by Attorney. In addition, e.Digital will make no settlement with any defendant, adverse party, third person, insurance carrier or other source except in the presence of Attorney or with his prior approval.

Attorney and client will maintain a monthly statement of account which includes: cumulative monthly retainers received from e.Digital and not yet deducted from contingent fees earned and contingent fees earned and unpaid. Attorney will issue monthly expense only invoices no later than the tenth (10th) business day of each month reflecting expenses incurred. Upon request, Attorney will from time to time provide Client an estimate of unbilled expenses.

e.Digital will be truthful and cooperative with Attorney, keep Attorney reasonably informed of developments and of e.Digital’s address, telephone numbers and whereabouts and timely make any payments required by this Agreement.

VII.	Right of e.Digital to Release Attorney

Client may discharge Attorney at any time, even for no reason, upon written notice to Attorney. If Client discharges Attorney, Client agrees that Attorney shall be entitled to recover any and all Attorney’s Fees and Costs incurred and advanced as set forth herein up to and including the date of discharge and Attorney shall be entitled to the contingency recoveries in relation to the value of the services rendered to Client as of the date of the discharge. The parties shall reach agreement as to the value of such services by mutual agreement or submit to binding arbitration for a final determination under the auspices of a neutral arbitrator located in San Diego, California.

VIII.	Right of Attorney to Withdraw

Attorney may withdraw from representation of e.Digital (a) with e.Digital’s written consent, (b) upon court approval, or (c) if no court action is filed, for Good Cause upon reasonable notice to e.Digital. Good Cause includes, but is not limited to, e.Digital’s material breach of this Agreement, e.Digital’s refusal to cooperate with Attorney or to follow Attorney’s advice on a material matter, or any other fact or circumstance that would render Attorney’s continuing representation unlawful or unethical. e.Digital also agrees that Attorney may withdraw from any matter encompassed by this Agreement if e.Digital does not cooperate in the investigation or handling of the matter. Such non-cooperation shall include, but not be limited to, failure to meet with Attorney personnel as is reasonably required for Attorney to handle the matter, and deliberate failure to provide Attorney all relevant information and documents concerning the matter.

If Attorney decides to withdraw from representing e.Digital in any matter encompassed by this Agreement, Attorney will reasonably protect e.Digital’s interest by giving e.Digital adequate notice allowing e.Digital time to obtain other lawyers, and giving e.Digital any papers and property in Attorney’s possession which belong to e.Digital. It is understood that the Case file belongs to e.Digital. If Attorney withdraws without e.Digital’s written consent or under circumstances that do not involve e.Digital’s material breach of this Agreement, including the circumstances of retirement, death, or disability of Attorney, Attorney agrees to exercise best efforts to find other lawyers for e.Digital prior to withdrawal, but obtaining other lawyers is not a condition of such withdrawal.

In the event that Attorney terminates this attorney-client relationship, Client agrees that Attorney shall be entitled to recover any and all Attorney’s Fees and Costs incurred and advanced as set forth herein up to and including the date of discharge and Attorney shall be entitled to the contingency recoveries in relation to the value of the services rendered to Client as of the date of the discharge. The parties shall reach agreement as to the value of such services by mutual agreement or submit to binding arbitration for a final determination under the auspices of a neutral arbitrator located in San Diego, California.

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IX.	What This Agreement Covers

This Agreement may be modified by subsequent agreement of the Parties only by an instrument in writing signed by both of them. This Agreement is entered into within the State of California and is to be interpreted in accordance with the laws of the State of California. In addition, courts located in California shall have the exclusive jurisdiction to resolve any disputes arising from or out of this Agreement. The terms of this Agreement may be changed only by a separate written agreement signed and dated by e.Digital and Attorney. Except as provided in other written agreements, Attorney only represents e.Digital in matters encompassed by this Agreement. Attorney has no duty to represent e.Digital in any matters other than the matters described in this Agreement. If any other matters arise out of the relationship between Attorney and e.Digital, e.Digital is not obligated to retain Attorney in the other matter, nor is Attorney obligated to represent e.Digital. Further, Attorney and e.Digital may agree to different terms of representation in any other matter Attorney may undertake for e.Digital.

e.Digital hereby grants to Attorney limited Power of Attorney for the sole purpose of endorsing e.Digital's name to checks, drafts and documents pertaining to this case. This limited Power of Attorney is granted in conjunction with e.Digital's expressed consent.

X.	Severability

The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

XI.	Malpractice Insurance

Attorney advises e.Digital that it has and maintains malpractice insurance.

XII.	No Guarantees or Representations

Attorney has made no representations or guarantees as to the ultimate outcome of any litigation arising out of this Retainer Agreement.

XIII.	Counterparts

This Agreement may be executed in counterparts and each signature shall constitute a binding agreement as between each Client and Attorney individually as well as jointly and severally.

XIV.	Agreement Benefits Successors and Heirs

This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, and/or successors and/or assigns, and/or personal representative of Attorney and e.Digital. When Attorney’s services conclude by completing the terms of this Agreement, all unpaid charges will immediately become due and payable to the extent owed under Sections II and III herein. After Attorney’s services conclude and upon e.Digital’s request, Attorney will deliver e.Digital’s file and property to e.Digital whether or not e.Digital has paid any fees and/or costs owned to Attorney. If e.Digital does not request the return of e.Digital’s file, Attorney will retain e.Digital’s file for a period of five (5) years, after which time Attorney may have e.Digital’s file destroyed. If e.Digital desires to have e.Digital’s file maintained beyond the five (5) years after e.Digital’s matter has concluded, separate arrangement with Attorney must be made.

XV.	Advice of Independent Lawyer

CLIENT HEREBY ACKNOWLEDGES THAT ATTORNEY HAS ADVISED THE CLIENT THAT CLIENT MUST HAVE AN INDEPENDENT LAWYER REVIEW THIS AGREEMENT AND ADVISE THE CLIENT AS TO ALL MATTERS SET FORTH IN THIS AGREEMENT. CLIENT FURTHER ACKNOWLEDGES THAT IT HAS HAD AN INDEPENDENT LAWYER REVIEW THIS AGREEMENT WHO HAS ADVISED CLIENT ACCORDINGLY AND OR WAIVES SUCH RIGHT.

THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING TERMS AND AGREE TO THEM AS OF THE DATE ATTORNEY FIRST PROVIDED SERVICES. THE CLIENT SHALL RECEIVE A FULL EXECUTED DUPLICATE OF THIS AGREEMENT.

By: /s/ Alfred H. Falk Client: e.Digital Corporation	By: /s/ Anton Handal HANDAL & ASSOCIATES, INC/Anton Handal, Esq.

Date: September 8, 2016	Date: September 8, 2016

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